                                                                      EXHIBIT 11

                                MASCOTECH, INC.

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                           PRIMARY AND FULLY DILUTED
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                     FOR THE YEARS ENDED DECEMBER 31
                                                                                   ------------------------------------
                                                                                    1995          1994           1993
                                                                                   -------      ---------      --------
PRIMARY:
Income (loss) from continuing operations before extraordinary items.............   $59,190      $(234,420)     $ 70,890
Preferred stock dividends.......................................................    12,960         12,960        14,930
                                                                                   -------      ---------       -------
Earnings (loss) for computing primary earnings (loss) from continuing operations
  per common share before extraordinary items...................................    46,230       (247,380)       55,960
Discontinued operations:
  Income (loss) from operations of discontinued segment.........................     --            --             2,630
  Gain (loss) on disposition....................................................     --            11,700       (22,270)
                                                                                   -------      ---------       -------
Earnings (loss) for computing primary earnings (loss) per common share before
  extraordinary items...........................................................    46,230       (235,680)       36,320
Extraordinary income (loss).....................................................     --             2,600        (3,650)
                                                                                   -------      ---------       -------
Earnings (loss) attributable to common stock....................................   $46,230      $(233,080)     $ 32,670
                                                                                   =======      =========       =======
Weighted average number of common shares outstanding during each period.........    56,190         58,910        53,140
Addition from assumed exercise of stock options and warrants(1).................       860         --             4,300
Addition from assumed conversion of preferred stock(2)..........................     --            --             --
                                                                                   -------      ---------       -------
Weighted average number of common shares and equivalents outstanding during each
  period -- without dilution....................................................    57,050         58,910        57,440
                                                                                   =======      =========       =======
Primary earnings (loss) per common share:
  Continuing operations.........................................................   $   .81      $   (4.20)     $    .97
  Discontinued operations:
    Income (loss) from operations of discontinued segment.......................     --            --               .05
    Gain (loss) on disposition..................................................     --               .20          (.39)
                                                                                   -------      ---------       -------
    Income (loss) before extraordinary items....................................       .81          (4.00)          .63
    Extraordinary income (loss).................................................     --               .04          (.06)
                                                                                   -------      ---------       -------
    Net income (loss)...........................................................   $   .81      $   (3.96)     $    .57
                                                                                   =======      =========       =======
FULLY DILUTED:
Income (loss) from continuing operations before extraordinary items.............   $59,190      $(234,420)     $ 70,890
Preferred stock dividends.......................................................    12,960         12,960        14,930
Add after-tax convertible debenture related expenses............................     9,530          9,520         6,760
                                                                                   -------      ---------       -------
Earnings (loss) for computing fully diluted earnings (loss) from continuing
  operations per common share before extraordinary items........................    55,760       (237,860)       62,720
Discontinued operations:
  Income (loss) from operations of discontinued segment.........................     --            --             2,630
  Gain (loss) on disposition....................................................     --            11,700       (22,270)
                                                                                   -------      ---------       -------
Earnings (loss) for computing fully diluted earnings (loss) per common share
  before extraordinary items....................................................    55,760       (226,160)       43,080
Extraordinary income (loss).....................................................     --             2,600        (3,650)
                                                                                   -------      ---------       -------
Earnings (loss) attributable to common stock, as adjusted.......................   $55,760      $(223,560)     $ 39,430
                                                                                   =======      =========       =======
Weighted average number of common shares outstanding during each period.........    56,190         58,910        53,140
Addition from assumed conversion of convertible debentures as of the issue
  date..........................................................................    10,000         10,090         9,680
Addition from assumed exercise of stock options and warrants....................       880          3,340         5,940
Addition from assumed conversion of preferred stock.............................    10,800         10,800         --
                                                                                   -------      ---------       -------
Weighted average number of common shares and equivalents outstanding during each
  period -- fully diluted basis.................................................    77,870         83,140        68,760
                                                                                   =======      =========       =======
Fully diluted earnings (loss) per common share(3):
  Continuing operations.........................................................   $   .81      $   (4.20)     $    .91
  Discontinued operations:
    Income (loss) from operations of discontinued segment.......................     --            --               .04
    Gain (loss) on disposition..................................................     --               .20         *
                                                                                   -------      ---------       -------
    Income (loss) before extraordinary items....................................       .81          (4.00)          .63
    Extraordinary income (loss).................................................     --               .04         *
                                                                                   -------      ---------       -------
    Net income (loss)...........................................................   $   .81      $   (3.96)     $    .57
                                                                                   =======      =========       =======

(1) The effect of options and warrants conversions in 1994 would be anti-dilutive.
(2) The effect of preferred stock conversions in 1995 and 1994 would be anti-dilutive.
(3) Amounts for 1995 and 1994 agree to primary earnings (loss) per common share amounts since the results of assumed conversion of securities are anti-dilutive.
 *  Anti-dilutive